Exhibit 99.1

Pall Corporation Reports First Quarter Results
PORT WASHINGTON, N.Y., November 25, 2014 -- Pall Corporation (NYSE:PLL) today reported financial results for the first quarter of fiscal year 2015 which ended October 31, 2014.

▪	Sales in the quarter increased 11%; up 13% in local currency

▪	Orders in the quarter grew 8%; up 11% in local currency

▪	Diluted EPS in the quarter of $0.81, up 29%; pro forma diluted EPS of $0.89, up 27%
First Quarter Sales and Earnings Overview
First quarter sales were $696.5 million compared to $629.8 million last year, an increase of 11%. Sales in local currency (“LC”) were up 13%, and about 9% excluding acquisitions. Diluted EPS were $0.81 in the quarter, compared to $0.63 last year. Pro forma diluted EPS(1) were $0.89, a 27% increase compared to $0.70 a year earlier, including a detriment of approximately $0.05 from foreign currency translation.
Larry Kingsley, Pall Chairman and CEO, said, “We delivered an exceptional quarter. Organic revenue growth was 9 percent, operating margin expanded 210 basis points and free cash flow was 118 percent of net income.”
Life Sciences – First Quarter Highlights

(Dollar Amounts in Millions and Discussion of Sales Changes are in Local Currency)

Sales:	OCT. 31, 2014	OCT. 31, 2013	% CHANGE	% CHANGE IN LC
BioPharmaceuticals	$227	$196	16	18
Food & Beverage	43	43	(1)	4
Medical	53	56	(4)	(2)
Total Consumables	323	295	9	12
Systems	29	24	24	28
Total Life Sciences segment	$352	$319	11	14

Gross profit	$199	$182
% of sales	56.3	57.1
Segment profit	$86	$73
% of sales	24.5	22.9
BioPharmaceuticals: Consumables sales grew 18% compared to last year, on overall market strength, the benefit of acquisitions and to some extent easier compares and timing of shipments.
Food and Beverage: Consumables sales were up 4% compared to last year, on growth in the Americas and Asia.
Medical: Consumables sales declined 2% compared to last year, on lower OEM and blood media sales.
Systems: Sales were up 28% compared to last year, on timing of BioPharmaceuticals and Food & Beverage projects.

Industrial – First Quarter Highlights

(Dollar Amounts in Millions and Discussion of Sales Changes are in Local Currency)

Sales:	OCT. 31, 2014	OCT. 31, 2013	% CHANGE	% CHANGE IN LC
Process Technologies	$145	$125	16	19
Aerospace	62	59	5	6
Microelectronics	75	71	5	8
Total Consumables	282	255	10	13
Systems	62	56	12	16
Total Industrial segment	$344	$311	11	13

Gross profit	$163	$144
% of sales	47.3	46.2
Segment profit	$64	$50
% of sales	18.7	16.2
Process Technologies: Consumables sales increased 19% compared to last year, on double-digit growth in Fuels & Chemicals and benefit from our recent acquisition of Filter Specialists, Inc.
Aerospace: Consumables sales increased 6% compared to last year, on strong Military OEM and helicopter program sales.
Microelectronics: Consumables sales grew 8% compared to last year, on continuing strength in Asia, particularly in E-materials.
Systems: Sales increased 16% compared to last year, on timing of Fuels & Chemicals projects.
Conclusion/Outlook
Kingsley concluded, “The dramatic strengthening of the U.S. Dollar, which began during our first quarter, will be a very significant earnings headwind for the year. However, our operating momentum provides us with confidence that we can largely offset FX and deliver a full year outlook consistent with our original guidance. We continue to expect pro forma diluted EPS for fiscal 2015 to be in the range of $3.75 to $3.95 per share. This is an increase of between 9 to 15% over fiscal 2014.”
Conference Call
On Tuesday, November 25, 2014, at 8:30 am ET, Pall Corporation will host a conference call to review these results. The call can be accessed at www.pall.com/investor. The webcast will be archived for 30 days.
About Pall Corporation
Pall Corporation (NYSE:PLL) is a filtration, separation and purification leader providing solutions to meet the critical fluid management needs of customers across the broad spectrum of life sciences and industry. Pall works with customers to advance health, safety and environmentally responsible technologies. The Company’s engineered products enable process and product innovation and minimize emissions and waste. Pall Corporation is an S&P 500 company serving customers worldwide. Follow us on Twitter @PallCorporation or visit www.pall.com.
Forward-Looking Statements
The matters discussed in this press release contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Results for the first quarter of fiscal year 2015 are preliminary until our Form 10-Q is filed with the Securities and Exchange Commission on or before December 10, 2014. Forward-looking statements are those that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about our future cash needs and effective tax rate, and other future events or developments are forward-looking statements. Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential,” and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors.

Our forward-looking statements are subject to risks and uncertainties and are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by our forward-looking statements. Such risks and uncertainties include, but are not limited to, those discussed in Part I-Item 1A.-Risk Factors in the 2014 Form 10-K, and other reports we file with the Securities and Exchange Commission, including: the impact of disruptions in the supply of raw materials and key components for our products from suppliers, including limited or single source suppliers; the impact of terrorist acts, conflicts and wars or natural disasters; the extent to which special U.S. and foreign government laws and regulations, such as the Foreign Corrupt Practices Act and the U.K. Bribery Act, and regulations and procurement policies and practices, including regulations on import-export control, may expose us to liability or impair our ability to compete in international markets; the impact of a significant disruption in, or breach in security of, our information technology systems or we fail to implement, manage or integrate new systems, software and technologies successfully; the impact of economic, political, social and regulatory instability in emerging markets, and other risks characteristic of doing business in emerging markets; fluctuations in foreign currency exchange rates and interest rates; our ability to successfully complete or integrate acquisitions; product defects and unanticipated use or inadequate disclosure with respect to our products; our ability to develop innovative and competitive new products; the impact of global and regional economic conditions and legislative and political developments; our ability to comply with a broad array of regulatory requirements; the loss of one or more members of our senior management team and our ability to recruit and retain qualified management personnel; changes in the demand for our products and business relationships with key customers and suppliers; changes in product mix and product pricing, particularly with systems products and associated hardware and devices for our consumable filtration products; our ability to deliver our backlog on time; increases in manufacturing and operating costs and/or our ability to achieve the savings anticipated from our structural cost improvement initiative; the impact of environmental, health and safety laws and regulations, and violations; our ability to enforce patents or protect proprietary products and manufacturing techniques; costs and outcomes of pending or future litigation and the availability of insurance or indemnification rights; changes in our effective tax rate; the impact of certain risks associated with potential labor disruptions; our ability to compete effectively in domestic and global markets; and the effect of the restrictive covenants in our debt facilities. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We make these statements as of the date of this disclosure and undertake no obligation to update them, whether as a result of new information, future developments or otherwise.

Management uses certain non-GAAP measurements to assess the Company’s current and future financial performance. The non-GAAP measurements do not replace the presentation of the Company’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing the Company’s financial position and results of operations. The Company has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations. Reconciliations of the non-GAAP financial measures used throughout this release to the most directly comparable GAAP measures appear in the accompanying tables at the end of this document and are also available on Pall’s website at www.pall.com/investor.

PALL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in Thousands)

	OCT. 31, 2014	JUL. 31, 2014

Assets:

Cash and cash equivalents	$1,001,481	$964,110
Accounts receivable	561,013	615,713
Inventories	401,524	404,878
Other current assets	156,855	152,522
Total current assets	2,120,873	2,137,223

Property, plant and equipment	773,373	805,327
Other assets	881,288	909,963
Total assets	$3,775,534	$3,852,513

Liabilities and Stockholders' Equity:

Short-term debt	$807,520	$512,898
Accounts payable, income taxes and other current liabilities	531,299	584,748
Total current liabilities	1,338,819	1,097,646

Long-term debt, net of current portion	375,593	375,826
Deferred taxes and other non-current liabilities	466,281	483,684
Total liabilities	2,180,693	1,957,156

Stockholders' equity	1,594,841	1,895,357
Total liabilities and stockholders' equity	$3,775,534	$3,852,513

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Amounts in Thousands, Except Per Share Data)

	FIRST QUARTER ENDED
	OCT. 31, 2014	OCT. 31, 2013

Net sales	$696,492	$629,779
Cost of sales	335,084	304,065
Gross profit	361,408	325,714
% of sales	51.9%	51.7%
Selling, general and administrative expenses	202,656	194,884
% of sales	29.1%	30.9%
Research and development	24,777	23,267
Operating profit	133,975	107,563
% of sales	19.2%	17.1%
Restructuring and other charges ("ROTC") (2)	9,240	9,198
Interest expense, net	6,702	5,977
Earnings before income taxes	118,033	92,388
Provision for income taxes	29,760	20,875
Net earnings	$88,273	$71,513

Average shares outstanding:
Basic	108,081	111,870
Diluted	109,219	113,135

Earnings per share:
Basic	$0.82	$0.64
Diluted	$0.81	$0.63

Pro forma diluted earnings per share:	$0.89	$0.70

PALL CORPORATION
RECONCILIATION OF PRO FORMA EARNINGS
(Unaudited)
(Amounts in Thousands, Except Per Share Data)

	FIRST QUARTER ENDED
	OCT. 31, 2014	OCT. 31, 2013

Net earnings as reported	$88,273	$71,513
Discrete items:
ROTC, after pro forma tax effect (2)	8,725	7,518
Total discrete items	8,725	7,518
Pro forma net earnings	$96,998	$79,031

			FISCAL YEAR
	FIRST QUARTER ENDED		2015 (ESTIMATE
	OCT. 31, 2014	OCT. 31, 2013	AT MIDPOINT)

Diluted earnings per share as reported	$0.81	$0.63	$3.77
Discrete items:
ROTC, after pro forma tax effect (2)	0.08	0.07	0.08
Total discrete items	0.08	0.07	0.08
Pro forma diluted earnings per share	$0.89	$0.70	$3.85

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in Thousands)

	QUARTER ENDED
	OCT. 31, 2014	OCT. 31, 2013

Net cash provided by operating activities	$114,537	$85,897

Investing activities:

Acquisitions of businesses	—	(1,460)
Capital expenditures	(10,408)	(18,915)
Proceeds from sale of assets	1,577	471
Other	(1,444)	2,649
Net cash provided/(used) by investing activities	(10,275)	(17,255)

Financing activities:

Dividends paid	(30,202)	(27,947)
Notes payable and long-term borrowings/(repayments)	299,645	85,885
Purchase of treasury stock	(300,000)	(125,000)
Other	838	18,373
Net cash used by financing activities	(29,719)	(48,689)

Cash flow for period	74,543	19,953
Cash and cash equivalents at beginning of year	964,110	936,886
Effect of exchange rate changes on cash	(37,172)	11,137
Cash and cash equivalents at end of period	$1,001,481	$967,976

Free cash flow:
Net cash provided by operating activities	$114,537	$85,897
Less capital expenditures	10,408	18,915
Free cash flow	$104,129	$66,982

PALL CORPORATION
SUMMARY SEGMENT PROFIT BY SEGMENT
(Unaudited)
(Dollar Amounts in Thousands)

	FIRST QUARTER ENDED
	OCT. 31, 2014	OCT. 31, 2013

Life Sciences
Sales	$352,464	$318,946
Cost of sales	153,910	136,867
Gross profit	198,554	182,079
% of sales	56.3%	57.1%

Selling, general and administrative expenses	97,171	94,091
% of sales	27.6%	29.5%
Research and development	14,903	14,943
Segment profit	$86,480	$73,045
% of sales	24.5%	22.9%

Industrial
Sales	$344,028	$310,833
Cost of sales	181,174	167,198
Gross profit	162,854	143,635
% of sales	47.3%	46.2%

Selling, general and administrative expenses	88,748	84,829
% of sales	25.8%	27.3%
Research and development	9,874	8,324
Segment profit	$64,232	$50,482
% of sales	18.7%	16.2%

Consolidated:
Segment profit	$150,712	$123,527
Corporate services group	16,737	15,964
Operating profit	133,975	107,563
% of sales	19.2%	17.1%
ROTC	9,240	9,198
Interest expense, net	6,702	5,977
Earnings before income taxes	$118,033	$92,388

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY PRODUCT/MARKET AND REGION
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
FIRST QUARTER ENDED	OCT. 31, 2014	OCT. 31, 2013	% CHANGE	IMPACT	CURRENCY

Life Sciences			|-------------- Increase/(Decrease) -------------|
By Product/Market:
BioPharmaceuticals	$226,605	$196,118	15.5	$(5,625)	18.4
Food & Beverage	43,168	43,569	(0.9)	(2,109)	3.9
Medical	53,446	55,717	(4.1)	(1,225)	(1.9)
Total Consumables	323,219	295,404	9.4	(8,959)	12.4
Systems	29,245	23,542	24.2	(798)	27.6
Total Life Sciences	$352,464	$318,946	10.5	$(9,757)	13.6

By Region:
Americas	$107,657	$97,776	10.1	$(1,799)	11.9
Europe	176,033	161,930	8.7	(6,135)	12.5
Asia	68,774	59,240	16.1	(1,823)	19.2
Total Life Sciences	$352,464	$318,946	10.5	$(9,757)	13.6

Industrial
By Product/Market:
Process Technologies	$144,926	$125,078	15.9	$(3,885)	19.0
Aerospace	61,811	58,771	5.2	(334)	5.7
Microelectronics	75,166	71,416	5.3	(1,715)	7.7
Total Consumables	281,903	255,265	10.4	(5,934)	12.8
Systems	62,125	55,568	11.8	(2,284)	15.9
Total Industrial	$344,028	$310,833	10.7	$(8,218)	13.3

By Region:
Americas	$124,937	$100,575	24.2	$(1,365)	25.6
Europe	99,790	98,696	1.1	(4,059)	5.2
Asia	119,301	111,562	6.9	(2,794)	9.4
Total Industrial	$344,028	$310,833	10.7	$(8,218)	13.3

PALL CORPORATION
SUPPLEMENTAL ORGANIC SALES GROWTH INFORMATION BY SEGMENT
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
FIRST QUARTER ENDED	OCT. 31, 2014	OCT. 31, 2013	% CHANGE	IMPACT	CURRENCY

			|-------------- Increase/(Decrease) -------------|
Life Sciences:
Organic	$339,322	$318,946	6.4	$(9,757)	9.4
Acquisitions	13,142	—		—
Total Life Sciences Sales	$352,464	$318,946	10.5	$(9,757)	13.6

Industrial:
Organic	$327,139	$310,833	5.2	$(8,218)	7.9
Acquisitions	16,889	—		—
Total Industrial Sales	$344,028	$310,833	10.7	$(8,218)	13.3

Total Pall:
Organic	$666,461	$629,779	5.8	$(17,975)	8.7
Acquisitions	30,031	—		—
Total Pall Sales	$696,492	$629,779	10.6	$(17,975)	13.4
Notes to release:

(1)
Pro forma earnings measures exclude the items described below in footnote 2 as they are deemed to be non-recurring in nature and/or not considered by management to be indicative of underlying operating performance. The pro forma tax effects disclosed were calculated using applicable entity-specific tax rates.

(2)	ROTC in the quarter ended October 31, 2014 of $9,240 ($8,725 after pro forma tax effect of $515) primarily includes severance costs related to the Company's structural cost improvement initiative.

ROTC in the quarter ended October 31, 2013 of $9,198 ($7,518 after pro forma tax effect of $1,680) primarily includes severance costs related to the Company's structural cost improvement initiative and an adjustment to environmental reserves.

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Contact:
Pall Corporation
R. Brent Jones
Senior Vice President Corporate Development & Treasurer
Telephone: 516-801-9871